                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           Indus International, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           INDUS INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 9, 2002

Dear Stockholder:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Indus International, Inc., a Delaware corporation, will be held on May 9, 2002 at 10:00 a.m., local time, at the Company's headquarters located at 3301 Windy Ridge Parkway, Atlanta, Georgia, for the following purposes:

         1. To elect the following directors to serve for the ensuing year and until their successors are duly elected and qualified: Richard H. Beatty, Gayle
A. Crowell, Edward Grzedzinski, Kent O. Hudson, William H. Janeway, Joseph P. Landy, Thomas R. Madison, Jr., Thomas S. Robertson and Thomas E. Timbie.

         2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2002.

         3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on April 2, 2002, are entitled to notice of and to vote at the Annual Meeting.

         All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy.



                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Jeffrey A. Babka
                                       Secretary


Atlanta, Georgia
April 26, 2002

                           INDUS INTERNATIONAL, INC.

                            PROXY STATEMENT FOR THE

                      2002 ANNUAL MEETING OF STOCKHOLDERS

                               ------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Indus International, Inc. for use at the Annual Meeting of Stockholders to be held May 9, 2002 at 10:00 a.m., local time, or at any adjournment of postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's headquarters located at 3301 Windy Ridge Parkway, Atlanta, Georgia.

         When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein and for the ratification of the appointment of Ernst & Young LLP as independent auditors and, at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 2001 were mailed on or about April 26, 2002 to all stockholders entitled to vote at the Annual Meeting.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Mellon Investor Services, LLC, Attention: Bill Dougherty, Inspector of Elections, 235 Montgomery Street, 23rd Floor, San Francisco, CA 94104, (i) a written notice of revocation or a duly executed proxy bearing a later date or (ii) by attending the Annual Meeting and voting in person. The presence at the Annual Meeting of the stockholder who has appointed a proxy will not of itself revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card, or if no instructions are indicated, will be voted FOR the slate of directors described herein and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors, and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

VOTING AT THE ANNUAL MEETING; RECORD DATE

         Only holders of record of the Company's common stock at the close of business on April 2, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date and to vote on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the Record Date, 35,430,697 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Security Ownership of Management; Principal Stockholders."

QUORUM; REQUIRED VOTE

         The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding as of the Record Date. All shares represented at the meeting, whether in person or by a proxy, will be counted for the purpose of establishing a quorum.

         If a stockholder submits a properly executed proxy and the stockholder has abstained from voting on either the election of directors or the ratification of independent auditors, the Common Stock represented by the proxy will be considered present at the Annual Meeting for purposes of determining a quorum, but will have no effect on the outcome of the proposals.

         Broker non-votes are votes that brokers holding shares of record for their customers are not permitted to cast under applicable stock exchange rules because the brokers have not received specific instructions from their customers as to certain proposals and the brokers do not otherwise have discretionary authority to vote the shares on such proposals. Broker non-votes will be considered present at the Annual Meeting for purposes of determining a quorum, but will have no effect on the outcome of the proposals.

EXPENSES OF SOLICITATION

         The Company will bear all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, telegram, letter or facsimile. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

         Stockholders of the Company are entitled to present proposals for consideration at forthcoming stockholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission and the Bylaws of the Company. The Company's Bylaws require a stockholder wishing to make a proposal at the Company's 2003 Annual Stockholder Meeting to submit such proposal to the Company prior to March 10, 2003, but no earlier than February 10, 2003. Furthermore, if a stockholder wishes to have a proposal included in the proxy statement and form of proxy relating to that meeting, the stockholder must submit the proposal to the Company by December 23, 2002.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

NOMINEES

         A Board of nine directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nine nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of or prior to the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders and until such director's successor has been duly elected and qualified.

         All nominees are presently directors of the Company. The names of the nominees, their ages as of the date of this Proxy Statement and certain information about them are set forth below:

       NAME OF NOMINEE                 AGE                           PRINCIPAL OCCUPATION
       ---------------                 ---                           --------------------
Richard H. Beatty.............          55       Executive Vice President and Chief Operating Officer of the Company
Gayle A. Crowell (1)..........          51       Consultant, Information Technology Group of Warburg Pincus
Edward Grzedzinski (2)........          47       President and Chief Executive Officer of NOVA Information Systems
Kent O. Hudson................          49       President and Chief Executive Officer of the Company
William H. Janeway (2)........          58       Vice Chairman of Warburg Pincus
Joseph P. Landy...............          40       Executive Managing Director of Warburg Pincus
Thomas R. Madison, Jr.........          56       Chairman of the Board of the Company
Thomas S. Robertson (1).......          59       Dean of the Goizueta Business School at Emory University
Thomas E. Timbie (1)..........          44       President of Timbie & Company, LLC

---------------

(1)      Member of the Audit Committee.
(2)      Member of the Compensation Committee.

         Mr. Beatty has served as Executive Vice President and Chief Operating Officer, and a director of the Company since January 11, 2000. He has led the Company's eBusiness initiatives since August 1999. From 1996 to August 1999, he was an independent consultant. From 1992 to 1996, he served as President, Consulting Services for SHL Systemhouse. From 1980 to 1992, he was a Partner at Andersen Consulting, now known as Accenture.

         Ms. Crowell has served as a director of the Company since October 19, 2000. Since July 2000, Ms. Crowell has been a full time consultant to Warburg Pincus, focused on investments in enterprise software and services. Ms. Crowell served as President, Chief Executive Officer and Chairperson of the Board of RightPoint from 1998 until its acquisition by E.piphany in January 2000 and then served as the President of E.piphany.net and as a member of the E.piphany board before becoming a consultant to Warburg Pincus. From 1994 to 1998, Ms. Crowell was Senior Vice President and General Manager of worldwide field operations for Mosaix, Inc. She serves as Chairperson of the Board at Evolve and also serves as a director of several privately held companies.

         Mr. Grzedzinski has served as a director of the Company since February 1, 2002. He is the President and Chief Executive Officer of NOVA Information Systems, which he co-founded in 1991. He also served as Chairman of the Board of NOVA Information Systems from 1993 until July of 2001, at which time NOVA Information Systems became a wholly-owned subsidiary of US Bancorp. Mr. Grzedzinski also serves as Vice Chairman of US Bancorp and serves on the Board of Directors of EuroConex Technologies Ltd.

         Mr. Hudson has served as President and Chief Executive Officer and a director of the Company since January 11, 2000. During 1999, he was a consultant to the Company's eBusiness initiatives. From August 1998 to January 2000, he served as the President of Trinity Coast, Inc., a management consulting firm. From July 1997 to September 1998, he was President and Chief Executive Officer of Strategic Resource Solutions, the non-regulated subsidiary of Carolina Power and Light. From November 1991 to June 1997, he was Founder and Chief Executive Officer of Applied Computer Technologies, a provider of enterprise asset management software solutions for educational institutions, prior to its acquisition by Carolina Power and Light.

         Mr. Janeway has served as a director of the Company since August 25, 1997. From March 17, 1999 to December 19, 2001, Mr. Janeway served as Chairman of the Board of the Company. From 1994 to August 25, 1997, he served as a director of TSW International, Inc., one of the predecessor entities of the Company. Since 1988, he has been a managing director and the head of the Venture Capital High Technology Team of Warburg Pincus. Since 2000, Mr. Janeway has served as Vice Chairman of Warburg Pincus. Mr. Janeway serves on the Board of Directors as a nominee of Warburg Pincus. Mr. Janeway also serves as a director of BEA Systems, Inc., Industri-Matematik International Corp., Veritas Software and several privately held companies.

         Mr. Landy has served as a director of the Company since August 25, 1997. From 1992 to August 25, 1997, he served as a director of TSW International, Inc., of the predecessor entities of the Company. Since 1994, Mr. Landy has been a managing director of Warburg Pincus. Since 2000, Mr. Landy has also served as Executive Managing Director of Warburg Pincus. Throughout his tenure at Warburg Pincus, Mr. Landy has focused on investments ranging from information technology to Internet applications and infrastructure to communications applications. Mr. Landy serves on the Board of Directors as a nominee of Warburg Pincus. Mr. Landy also serves as a director of SynQuest, Inc. and several privately held companies.

         Mr. Madison has served as Chairman of the Board of the Company since December 19, 2001 and as a director of the Company since April 24, 2001. From May 1999 until January 2001, Mr. Madison served as President and Chief Executive Officer of Talus Solutions, an implementer of products and services that optimize pricing strategies and practices based upon customer buying behaviors. From March 1994 until May 1999, Mr. Madison served as Group President and Corporate Vice President of Computer Sciences Corp. Mr. Madison also serves as a director of SynQuest, Inc. and several privately held companies.

         Dr. Robertson has served as a director of the Company since April 1, 2002. He is the Dean of the Goizueta Business School at Emory University, a position he assumed in July 1998. Prior to taking this position at Emory University, he was a member of the faculty of the London Business School since 1994, with his most recent position being Deputy Dean. Dr. Robertson also serves as a director of PRG Schultz International, Inc.

         Mr. Timbie has served as a director of the Company since April 1, 2002. He is the President of Timbie & Company, LLC, a financial consulting firm he founded in 2000. Formerly, he was Interim Vice President and Chief Financial Officer of e-dr. Network, Inc, a business-to-business exchange in the optical device market from January 2000 to October 2000. From April 1996 to December 1999, Mr. Timbie was the Vice President and Chief Financial Officer of Xomed Surgical Products, Inc., a medical device company. Mr. Timbie also serves as a director and audit committee chairman of Wright Medical Group, Inc.

BOARD MEETING AND COMMITTEES

         The Board of Directors of the Company held a total of eight meetings in 2001. During 2001, no director attended fewer than 75% of the meetings of the Board or 75% of the meetings of the relevant committees during the period that he or she served as a director or member of such committee, except that Ms. Wohlers attended eleven of sixteen Board and relevant committee meetings. The Board of Directors has two committees, an Audit Committee and a Compensation Committee.

         The Audit Committee of the Board of Directors currently consists of Gayle A. Crowell, Thomas S. Robertson and Thomas E. Timbie. Mr. Timbie acts as chairman of the committee. The Audit Committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee held four meetings during 2001. The Charter for the Audit Committee of the Board of Directors was filed with the Company's Proxy Statement for its 2001 Annual Meeting of Stockholders and is available upon request from the Secretary of the Company.

The Compensation Committee of the Board of Directors currently consists of William H. Janeway and Edward Grzedzinski. Mr. Janeway acts as chairman of the committee. The Compensation Committee previously consisted of Mr. Janeway and Ms. Wohlers until April 23, 2002, when Ms. Wohlers stepped down and was replaced with Mr. Grzedzinski. The Compensation Committee establishes the Company's executive compensation policy, determines the salary and bonuses of the Company's executive officers and recommends to the Board of Directors stock option grants for executive officers. The Compensation Committee held four meetings during 2001.

DIRECTOR COMPENSATION

         Directors currently receive no cash fees for services provided in that capacity but are reimbursed for out-of-pocket expenses they incur in connection with their attendance at meetings. Under the Company's 1997 Director Option Plan (the "Director Option Plan"), the Company has reserved 700,000 shares of Common Stock for issuance to the directors of the Company pursuant to non-qualified stock options. As of December 31, 2001, options to purchase an aggregate of 300,000 shares were outstanding under the Director Option Plan at a weighted average exercise price of $6.0883 per share, of which options to purchase 87,500 shares were fully vested and immediately exercisable; no options had been exercised pursuant to the Plan; and 400,000 shares remained available for future grant.

         Pursuant to the Director Option Plan, each director who is not an employee of the Company is automatically granted a non-qualified option to purchase 50,000 shares of Common Stock on the date such person becomes a director. Thereafter, each such person is automatically granted an option to acquire 10,000 shares of the Company's Common Stock upon such outside director's re-election at each Annual Meeting of Stockholders, provided that on such date such person has served on the Board of Directors for at least six months. All options granted under the Director Option Plan will become exercisable as to 25% of the shares subject to such option on each anniversary of its date of grant. In addition, each director appointed to serve as a chairperson of either the Audit Committee or the Compensation Committee is automatically granted a non-qualified option to purchase 5,000 shares of Common Stock of the Company on the date of such appointment and a non-qualified option to purchase an additional 5,000 shares of Common Stock of the Company at each Annual Meeting of Stockholders should he or she continue to serve in such capacity, provided that on such date such person shall have served as a committee chairperson for at least six months. Options granted to the chairpersons of the Audit and Compensation Committees become exercisable as to 100% of the shares subject to such option on the first anniversary of the date of the grant.

         Effective April 24, 2001, when he commenced his service on the Board of Directors, Mr. Madison received options to purchase 50,000 shares at an exercise price of $4.13 per share. Effective May 24, 2001, Ms. Crowell, Ms. Wohlers and Messrs. Felton, Janeway and Landy each received options to purchase 10,000 shares at an exercise price of $5.17 per share.

         Effective February 1, 2002, when he commenced his service on the Board of Directors, Mr. Grzedzinski received options to purchase 50,000 shares at an exercise price of $6.20 per share. Effective April 1, 2002, when they commenced service on the Board of Directors, Dr. Robertson and Mr. Timbie each received options to purchase 50,000 shares at an exercise price of $5.22 per share.

         Effective December 18, 2000, Ms. Crowell received an option to purchase 100,000 shares of Common Stock at an exercise price of $2.125, which becomes exercisable as to 25% of the shares subject to the option on each anniversary of its date of grant. In her role as director, Ms. Crowell is reviewing the Company's sales and marketing functions and making recommendations for improvements thereto. These options were granted to her under the Company's 1997 Stock Plan and are not included in the above disclosed figures relating to the Company's 1997 Director Option Plan. The Company's 1997 Stock Plan provides for the grant of incentive or non-qualified stock options to employees, including officers and directors, and only non-qualified options to consultants of the Company.

NOMINATION AGREEMENT

         The Company and Warburg, Pincus Investors, L.P. ("WPI") are parties to a Nomination Agreement that provides that for so long as WPI continues to own more than 15% of the outstanding shares of the Company's Common Stock, WPI will be permitted to nominate two persons to the Company's Board of Directors, and that for so long as WPI continues to own between 7% and 15% of the outstanding shares of the Company's Common Stock, WPI will be permitted to nominate one person to the Company's Board of Directors. The rights, duties and obligations of Robert W. Felton under the Nomination Agreement were terminated effective April 19, 2002.

REQUIRED VOTE

         The nine nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young LLP as independent auditors of the Company, to audit the financial statements of the Company for the current year ending December 31, 2002 and recommends that the stockholders ratify this selection. Ernst & Young LLP has served as independent auditors of the Company since 1997. Representatives of Ernst & Young LLP are expected to be available at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                         CONSIDERATION OF AUDITORS' FEES

AUDIT FEES

         Audit fees billed to the Company by Ernst & Young LLP for its audit of the Company's annual financial statements for the year ended December 31, 2001, and for its review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for 2001 totaled approximately $344,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the year ended December 31, 2001.

ALL OTHER FEES

         Fees billed to the Company by Ernst & Young LLP during 2001 for all other services rendered to the Company totaled approximately $375,000, including audit related services of $72,000 and non audit services of $303,000. Audit related services generally include fees for employee benefit plan audits, accounting consultation, internal audit projects and regulatory filings. The non audit services were all tax related services.

         In connection with the recently revised standards for independence of the Company's independent auditors promulgated by the Securities and Exchange Commission, the Audit Committee has considered whether the provision of such service is compatible with maintaining the independence of Ernst & Young LLP.

REQUIRED VOTE

         Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock voting in person or by proxy at the Annual Meeting. In the event that the stockholders do not approve the selection of Ernst & Young LLP, the Board of Directors will reconsider its selection.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                             AUDIT COMMITTEE REPORT

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors. This report reviews the actions taken by the Audit Committee with regard to the Company's financial reporting process during 2001 and particularly with regard to the Company's audited consolidated financial statements as of December 31, 2001.

         The Audit Committee currently consists of Gayle A. Crowell, Thomas S. Robertson and Thomas E. Timbie. Mr. Timbie acts as chairman of the Committee. The Audit Committee consisted of Jeanne D. Wohlers, Robert W. Felton and Joseph
P. Landy until April 24, 2001, when the Board reconfigured the Audit Committee to consist of Thomas R. Madison, Jr., Ms. Crowell and Ms. Wohlers. During the period that Mr. Madison, Ms. Crowell and Ms. Wohlers served, the Audit Committee reviewed and discussed the Company's audited financial statements for the year ended December 31, 2001, and undertook the other procedures detailed in this report with respect to such financial statements. On March 1, 2002, Mr. Madison stepped down from the Audit Committee due to his new position as Chairman of the Board, and Edward Grzedzinski was appointed in his place. On April 23, 2002, the Board reconfigured the Audit Committee to consist of Ms. Crowell, Dr. Robertson and Mr. Timbie. All Audit Committee members are "independent" as defined in the applicable listing standards of the NASD, except Ms. Crowell, who serves as a non-independent member of the Audit Committee. The Board determined that Ms. Crowell's appointment to the Audit Committee complies with the conditions stipulated in the NASD independence rules that allow "one non-independent director" to serve on the Audit Committee under exceptional and limited circumstances. As further required by such rules, each of the committee members is financially literate and has financial management expertise.

         The Company's management has the primary responsibility for the Company's financial statements and reporting process, including the systems of internal controls. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes and to recommend annually to the Board the accountants to serve as the Company's independent auditors for the coming year. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee met four times during 2001.

         The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2001. The Audit Committee also discussed with the Company's independent auditors, Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee reviewed the written disclosures and the letter from Ernst & Young LLP as required by Independence Standards Board No. 1 and discussed with Ernst & Young LLP the independence of Ernst & Young LLP. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for filing with the SEC for the year ended December 31, 2001.

         No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Securities Exchange Act.



                                  The Audit Committee of the Board of Directors



                                  Thomas R. Madison, Jr., Chairman
                                  Jeanne D. Wohlers
                                  Gayle A. Crowell

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by the Company for the three most recently completed fiscal years to all individual serving as the Company's Chief Executive Officer during the last completed fiscal year and the Company's executive officers who were serving in such capacity at the end of the last completed fiscal year (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                          COMPENSATION
                                                              ANNUAL COMPENSATION            AWARDS
                                                            -----------------------       -------------
                                                                                           SECURITIES
                                                                                           UNDERLYING             ALL OTHER
NAME AND PRINCIPAL POSITION                      YEAR       SALARY ($)     BONUS($)          OPTIONS         COMPENSATION($)(1)
---------------------------                      ----       ----------     --------        ----------        ------------------
Thomas R. Madison, Jr.                           2001          8,653             --            50,000(2)               --
   Chairman of the Board

Kent O. Hudson                                   2001        550,000        137,500                --              81,790
   President and Chief Executive Officer         2000        538,732        268,654         1,000,000               5,950

Richard H. Beatty                                2001        350,000        187,500                --              10,426
   Executive Vice President and                  2000        348,080             --           150,000              65,418
   Chief Operating Officer                       1999        129,167         25,000           500,000              26,799

J. Michael Highland (3)
   Former Executive Vice-President of            2001        250,000        125,000           350,000               1,965
   Finance and Administration
   Chief Financial Officer and
   Secretary

---------------

(1)      "All Other Compensation" is itemized as follows:
         - In 2001, Mr. Hudson received $75,000 in relocation expenses, $2,550 in 401(k) matching contributions from the Company, $2,531 in reimbursement of his physical examination at the Mayo clinic, $1,359 in life and health insurance premiums, and $350 in reimbursement for club memberships. In 2000, Mr. Hudson received $5,950 in life and health insurance premiums.
         - In 2001, Mr. Beatty received $1,056 in life and health insurance premiums and $9,370 was paid for a corporate apartment and cleaning services in San Francisco. In 2000, Mr. Beatty received $6,405 in life and health insurance premiums and $59,013 was paid for a corporate apartment and cleaning services in San Francisco. In 1999, Mr. Beatty received $3,177 in life and health insurance premiums and $23,622 was paid for a corporate apartment and cleaning services in San Francisco.
         - In 2001, Mr. Highland received $1,875 in 401(k) matching contributions from the Company and $90 in life and health insurance premiums.
(2) Mr. Madison received an option grant on April 24, 2001 to purchase 50,000 shares of the Company's Common Stock as an independent director under the 1997 Director Option Plan prior to becoming the Company's Chairman of the Board on December 19, 2001.
(3) Mr. Highland ceased to be Executive Vice President of Finance and Administration, Chief Financial Officer and Secretary on April 1, 2002.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information regarding each grant of options to purchase Common Stock of the Company made to a Named Executive Officer during 2001. Options were granted under the Company's 1997 Stock Option Plan, except for Mr. Madison's, which were granted to him as an independent director under the 1997 Director Option Plan before he became Chairman. All options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options may terminate before their expiration upon the death, permanent disability or termination of status as an employee or consultant of a particular Named Executive Officer.

                                                        INDIVIDUAL GRANTS
                                        -----------------------------------------------------       POTENTIAL REALIZABLE VALUE
                                        NUMBER OF      PERCENT OF                                AT ASSUMED ANNUAL RATES OF STOCK
                                        SECURITIES    TOTAL OPTIONS                               PRICE APPRECIATION FOR OPTION
                                        UNDERLYING     GRANTED TO    EXERCISE                                TERM($)(1)
                                         OPTIONS      EMPLOYEES IN   PRICE PER     EXPIRATION    --------------------------------
          NAME                           GRANTED       FISCAL YEAR   SHARE ($)       DATE                 5%            10%
          ----                          ----------    -------------  ---------     ----------          -------       -------
Thomas R. Madison, Jr.(2)                 50,000            --        4.1300        4/24/11            129,867       329,108
Kent O. Hudson                                --            --            --             --                 --            --
Richard H. Beatty                             --            --            --             --                 --            --
J. Michael Highland(3)(4)                350,000          22.2        1.7031        1/23/11            374,875       950,006

---------------
(1) Potential gains are net of exercise price, but before taxes associated with exercise. Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These values are calculated based on Securities and Exchange Commission requirements and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.
(2) The Company granted Mr. Madison options to purchase 50,000 shares of Common Stock, at an exercise price of $4.13 per share, when he commenced his service on the Board of Directors on April 24, 2001. These options were granted to Mr. Madison in his capacity as a director prior to when he became an employee of the Company. Accordingly, the column titled "Percent of Total Options Granted to Employees in Fiscal Year" is not relevant.
(3) In the case of a change of control of the Company, all outstanding options vest immediately.
(4) Options become exercisable as to 25% of the option shares on the employment date and 25% on each subsequent anniversary date.

             AGGREGATE OPTION EXERCISES IN 2001 AND YEAR-END VALUES

         The following table sets forth information concerning the shares of Common Stock acquired and the value realized upon the exercise of stock options during 2001, the number of shares of Common Stock underlying exercisable and unexercisable options held by each of the Named Executive Officers as of December 31, 2001 and the values of unexercised "in-the-money" options as of that date.

                                                          NUMBER OF SECURITIES UNDERLYING               VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS AT              IN-THE-MONEY-OPTIONS AT FISCAL
                               SHARES                            DECEMBER 31, 2001                         YEAR-ENDED($)(1)
                             ACQUIRED ON      VALUE       -------------------------------         ---------------------------------
        NAME                  EXERCISE     REALIZED($)    EXERCISABLE       UNEXERCISABLE         EXERCISABLE         UNEXERCISABLE
        ----                 -----------   -----------    -----------       -------------         -----------         -------------
THOMAS R. Madison, Jr            --            --                 --             50,000                   --              158,500
Kent O. Hudson                   --            --            500,000            500,000                   --                   --
Richard H. Beatty                --            --            450,000            200,000            1,050,000              350,000
J. Michael Highland              --            --             87,500            262,500              489,729            1,469,186

---------------

(1) Determined by taking the difference between the closing price of the Company's Common Stock on December 31, 2001 of $7.30 per share less the exercise price of the option granted, multiplied by the number of shares subject to the option. If the exercise price of the option exceeds the closing price, the value of the option is not in-the-money and the value is deemed to be zero

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         Thomas R. Madison, Jr. The Company has entered into an employment agreement with Thomas R. Madison, Jr., its Chairman of the Board, dated December 19, 2001. The agreement provides for an initial term ending December 31, 2003, following which the Company can extend the term for twelve months or Mr. Madison's employment will become "at-will." Under this employment agreement, Mr. Madison is to receive an annual base salary of $250,000, and a discretionary bonus of up to one hundred percent of his base salary, payable, if at all, at the discretion of the Company's Compensation Committee of the Board of Directors. The agreement also provides for an option grant to purchase 446,000 shares of the Company's Common Stock.

         If Mr. Madison's employment is terminated without "cause" or it is terminated by Mr. Madison for "good reason" (as those terms are defined in the employment agreement), Mr. Madison will receive two times his base salary payable over 24 months, a bonus payment equal to two times his base salary payable in a lump sum, full COBRA benefits for 18 months, and his options (to the extent vested) shall be exercisable for 15 months. If the employment agreement terminates due to Mr. Madison's death or disability, Mr. Madison or his beneficiary will receive one year of his base salary payable over 12 months, a bonus payment equal to his base salary payable in a lump sum, with respect to disability, full COBRA benefits for 12 months, and his options (to the extent vested) shall be exercisable for 15 months.

         In addition, Mr. Madison's employment agreement contains provisions related to a change in control (as defined in the agreement) of the Company. Upon the earlier of six months following a change of control, or termination of his employment without cause or by Mr. Madison for good reason following the change of control, Mr. Madison's options shall fully vest and become exercisable and may be exercised for 15 months. In the event that Mr. Madison's employment is terminated without cause or by Mr. Madison for good reason following a change of control, or he terminates his employment with or without cause after six months following the change of control, he shall receive two times his base salary payable in a lump sum, a bonus payment equal to two times his base salary payable in a lump sum, full COBRA benefits for 18 months, and his options (to the extent vested) shall be exercisable for 15 months.

         Kent O. Hudson. The Company has entered into an employment agreement with Kent O. Hudson, its President and Chief Executive Officer, dated October 1, 2001. The agreement provides for an initial term ending December 31, 2003, following which the Company can extend the term for twelve months or Mr. Hudson's employment will become "at-will." Under this employment agreement, Mr. Hudson is to receive an annual base salary of $550,000, and a discretionary bonus of up to one hundred percent of his base salary, payable, if at all, at the discretion of the Company's Compensation Committee of the Board of Directors.

         If Mr. Hudson's employment is terminated without "cause" or it is terminated by Mr. Hudson for "good reason" (as those terms are defined in the employment agreement), Mr. Hudson will receive two times his base salary payable over 24 months, a bonus payment equal to two times his base salary payable in a lump sum, full COBRA benefits for 18 months, and his options (to the extent vested) shall be exercisable for 15 months. If Mr. Hudson terminates his employment voluntarily without good reason, his options (to the extent vested) shall be exercisable for six months after the date of termination. If the employment agreement terminates due to Mr. Hudson's death or disability, Mr. Hudson or his beneficiary will receive one year of his base salary payable over 12 months, a bonus payment equal to his base salary payable in a lump sum, with respect to disability, full COBRA benefits for 12 months, and his options (to the extent vested) shall be exercisable for 15 months.

         In addition, Mr. Hudson's agreement contains provisions related to a change in control (as defined in the agreement) of the Company. Upon the earlier of six months following a change of control, or termination of his employment without cause or by Mr. Hudson for good reason following the change of control, his options shall fully vest and become exercisable and may be exercised for 15 months. In the event that Mr. Hudson's employment is terminated without cause or by Mr. Hudson for good reason following a change of control, or Mr. Hudson terminates his employment with or without cause after six months following the change of control, Mr. Hudson shall receive two times his base salary payable in a lump sum, a bonus payment equal to two times his base salary payable in a lump sum, full COBRA benefits for 18 months, and his options (to the extent vested) shall be exercisable for 15 months.

         Richard H. Beatty. The Company has entered into an employment agreement with Richard H. Beatty, its Executive Vice President and Chief Operating Officer, dated October 1, 2001. The agreement provides for an initial term ending December 31, 2003, following which the Company can extend the term for twelve months or Mr. Beatty's employment will become "at-will." Under this employment agreement, Mr. Beatty is to receive an annual base salary of $350,000, and a discretionary bonus of up to one hundred percent of his base salary, payable, if at all, at the discretion of the Company's Compensation Committee of the Board of Directors.

         If Mr. Beatty's employment is terminated without "cause" or it is terminated by Mr. Beatty for "good reason" (as those terms are defined in the employment agreement), Mr. Beatty will receive one year of his base salary payable over 12 months, a bonus payment equal to his base salary payable in a lump sum, full COBRA benefits for 18 months, and his options (to the extent vested) shall be exercisable for 15 months. If Mr. Beatty terminates his employment voluntarily without good reason, his options (to the extent vested) shall be exercisable for six months after the date of termination. If the employment agreement terminates due to Mr. Beatty's death or disability, Mr. Beatty or his beneficiary will receive one year of his base salary payable over 12 months, a bonus payment equal to his base salary payable in a lump sum, with respect to disability, full COBRA benefits for 12 months, and his options (to the extent vested) shall be exercisable for 15 months.

         In addition, Mr. Beatty's agreement contains provisions related to a change in control (as defined in the agreement) of the Company. Upon the earlier of six months following a change of control, or termination of his employment without cause or by Mr. Beatty for good reason following the change of control, his options shall fully vest and become exercisable and may be exercised for 15 months. In the event that Mr. Beatty's employment is terminated without cause or by Mr. Beatty for good reason following a change of control, or Mr. Beatty terminates his employment with or without cause after six months following the change of control, Mr. Beatty shall receive one year of his base salary payable in a lump sum, a bonus payment equal to his base salary payable in a lump sum, full COBRA benefits for 18 months, and his options (to the extent vested) shall be exercisable for 15 months.

         Jeffrey A. Babka. The Company has entered into an employment agreement with Jeffrey A. Babka, its Executive Vice President and Chief Financial Officer, dated April 1, 2002. The agreement provides for an initial term ending March 31, 2003, following which the Company can extend the term for twelve months or Mr. Babka's employment will become "at-will." Under this employment agreement, Mr. Babka is to receive an annual base salary of $225,000, and a discretionary bonus of up to seventy percent of his base salary, payable, if at all, at the discretion of the Company's Compensation Committee of the Board of Directors. Mr. Babka will receive a guaranteed bonus for the fiscal year ended December 31, 2002 equal to thirty-five percent of his annual base salary, prorated for his months of service during 2002. The agreement also provides for an option grant to purchase 350,000 shares of the Company's Common Stock.

         If Mr. Babka's employment is terminated without "cause" or it is terminated by Mr. Babka for "good reason" (as those terms are defined in the employment agreement), Mr. Babka will receive one year of his base salary payable over 12 months, full COBRA benefits for 18 months, and his options (to the extent vested) shall be exercisable for 15 months. If the employment agreement terminates due to Mr. Babka's death or disability, Mr. Babka or his beneficiary will receive one year of his base salary payable over 12 months, with respect to disability, full COBRA benefits for 12 months, and his options (to the extent vested) shall be exercisable for 15 months.

         In addition, Mr. Babka's agreement contains provisions related to a change in control (as defined in the agreement) of the Company. Upon the earlier of six months following a change of control, or termination of his employment without cause or by Mr. Babka for good reason following the change of control, his options shall fully vest and become exercisable and may be exercised for 15 months. In the event that Mr. Babka's employment is terminated without cause or by Mr. Babka for good reason following a change of control, or Mr. Babka terminates his employment with or without cause after six months following the change of control, Mr. Babka shall receive one year of his base salary payable in a lump sum, full COBRA benefits for 18 months, and his options (to the extent vested) shall be exercisable for 15 months.

                      REPORT OF THE COMPENSATION COMMITTEE

OVERVIEW AND PHILOSOPHY

         The Compensation Committee of the Board of Directors is responsible for reviewing and approving all executive officer pay plans and for developing recommendations for stock option grants for approval by the Board of Directors. These include the following compensation elements: base salaries, annual incentives, stock options and various benefit plans.

         The Committee is composed of two non-employee directors. It is the Committee's objective that executive compensation be based on the Company's business performance. Specifically, the Company's executive compensation program is designed to reward exceptional executive performance that results in enhanced corporate and stockholder values.

         Published industry pay salary data is reviewed and relied upon in the Committee's assessment of appropriate compensation levels, specifically the analysis of proxies of certain public software companies and appropriate and relevant compensation surveys.

         The Committee recognizes that the industry sector in which the Company operates is both highly competitive and undergoing significant globalization with the result that there is substantial demand for qualified, experienced executive personnel. The Committee considers it crucial that the Company be assured of retaining and rewarding its top caliber executives who are essential to the attainment of the Company's ambitious long-term, strategic goals.

         For these reasons, the Committee believes the Company's executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations, including some, but not all, of the companies comprising the Nasdaq Stock Market Composite-US Index and the Nasdaq Computer Equipment And Data Processing Index.

ANNUAL CASH COMPENSATION (BASE SALARY, PLUS PERFORMANCE INCENTIVES)

         The Committee believes that annual cash compensation should be paid commensurate with attained performance. The Company's executive cash compensation consists of base compensation and performance incentives. Base salaries for executive officers are established by considering a number of factors, including the Company's operating results; the executive's individual performance and measurable contribution to the Company's success; and pay levels of similar positions with comparable companies in the industry. The Committee believes that its executive compensation must remain competitive for it to retain talented executives. Base salaries are typically reviewed annually.

         The purpose of annual performance incentive compensation is to provide cash compensation that is at-risk on an annual basis and is contingent on the achievement of annual business and operating objectives. Annual incentives measure business performance and individual performance, and are designed to provide a pay-out scale with high upside opportunity for high performance and zero payout for low performance. The Compensation Committee sets targets for executive bonuses each year and the payout of those bonuses, if any, is determined based on the Company's operating results, the executive's measurable contribution to the Company's success, and bonus levels of similar positions with comparable companies in the industry.

LONG-TERM INCENTIVE: STOCK OPTIONS

         The Committee recommends executive stock options under the Company's 1997 Stock Plan to foster executive officer ownership of the Company's Common Stock, to stimulate a long-term orientation in decisions and to provide direct linkage with stockholder interests. The Committee considers the total compensation package, industry practices and trends, the executive's accountability level, and assumed potential stock value in the future when granting stock options. The Committee recommends option amounts to provide retention considering projected earnings to be derived from option gains based upon relatively conservative assumptions relating to planned growth and earnings. Therefore, the stock option program is intended to serve as an effective and competitive long-term incentive and retention tool for the Company's executives, as well as other key employees. The exercise prices of stock options granted to executive officers are equal to the fair market value of the Company's Common Stock on the date of grant. Therefore, stock options provide an incentive to maximize the Company's profitable growth that ordinarily, over time, should be reflected in the price of the Company's Common Stock.

BENEFITS

         The Company provides benefits to the named executive officers that are generally available to all employees of the Company. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus for the calendar year 2001 for any executive officer, with the exception of the Company's Chief Executive Officer, Kent O. Hudson. Mr. Hudson's benefits and perquisites during 2001 exceeded 10% of his total salary and bonus, largely due to a $75,000 relocation expense reimbursement.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Compensation for the Chief Executive Officer is determined by a process similar to that discussed above for executive officers. Effective October 1, 2001, the Company entered into a new Employment Agreement with Mr. Hudson, as described in this Proxy Statement under the heading "Employment Contracts and Termination of Employment and Change-In-Control Arrangements." This Employment Agreement replaced Mr. Hudson's prior employment contract, which was entered into when he became Chief Executive Officer on January 11, 2000. This Employment Agreement was negotiated with the direct involvement of William H. Janeway as Chairman of the Compensation Committee and formally ratified and approved by the Compensation Committee on January 17, 2002. The compensation package in this Employment Agreement was designed to give Mr. Hudson a compensation package comparable to other chief executive officers in the information technology industry for companies of similar size.

         In particular, Mr. Hudson's compensation comprises $550,000 in salary and up to $550,000 in bonus, payable, if at all, at the discretion of the Compensation Committee of the Board of Directors. Mr. Hudson's bonus for the year ended December 31, 2001 was $137,500. Mr. Hudson's salary under his new Employment Agreement and his bonus for 2001 were based on the Company's operating results, particularly the Company's profitability during the third and fourth quarters of 2001, his individual performance and measurable contribution to the Company's success, and pay levels of similar positions with comparable companies in the industry. Mr. Hudson did not receive additional stock option grants in 2001.

         It is the opinion of the Committee that the aforementioned compensation policies and structures provide the necessary discipline to properly align the Company's corporate economic performance and the interest of the Company's stockholders with progressive, balanced and competitive executive total compensation practices in an equitable manner.



                            The Compensation Committee of the Board of Directors



                            William H. Janeway
                            Jeanne D. Wohlers

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total return for the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market Composite -- U.S. Index and the Nasdaq Computer Equipment And Data Processing Index. The graph assumes that $100 was invested on August 26, 1997 in the Company's Common Stock, the Nasdaq Stock Market Composite -- U.S. Index and the Nasdaq Computer Equipment And Data Processing Index, including reinvestment of dividends. No dividends have been declared or paid on the Company's Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                                    [GRAPH]

                         8/26/1997         12/31/1997        12/31/1998        12/31/1999        12/31/2000        12/31/2001
                         ---------         ----------        ----------        ----------        ----------        ----------
Indus International        100.00            46.03              44.44             77.38             13.49             46.35
NASDAQ Computer            100.00            88.72             162.70            333.66            185.88            140.81
NASDAQ Composite           100.00            98.84             138.47            257.49            156.73            124.13

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

         The Company previously had a consulting agreement with Mr. Felton, a former director of the Company, pursuant to which Mr. Felton provided consulting services to the Company. This agreement was terminated effective January 1, 2002. Mr. Felton was paid on an hourly basis and received medical and dental benefits, reimbursement for automobile expense and administrative support. The Company paid Mr. Felton $83,000 during 2001 pursuant to this contract, $70,000 for consulting and $13,000 for expenses.

     In April 2002, the Company entered into an agreement with Robert W. Felton, a founder of the Company and former Chief Executive Officer and Chairman of the Board of Directors. Under this agreement, the Company repurchased 500,000 shares of the Company's Common Stock from Mr. Felton at a price of $5.00 per share, for an aggregate purchase price of $2.5 million. As part of this agreement, Mr. Felton agreed not to transfer or enter into any agreement to transfer the remainder of his shares of the Company's Common Stock for a period of one-year ending on April 10, 2003. The remaining shares owned or acquired by Mr. Felton through any options he may exercise will contain a legend restricting their transfer during that period. Also as part of this agreement, Mr. Felton resigned from the Company's Board of Directors and entered into a one-year consulting arrangement with the Company under which he will provide strategic consulting services to the Company. In payment for his consulting services, Mr. Felton will receive three payments of $50,000 each on the last day of April, August and December 2002. Finally, as part of this agreement, Mr. Felton received certain tangible personal property, including a computer and a car that formerly belonged to the Company.

            SECURITY OWNERSHIP OF MANAGEMENT; PRINCIPAL STOCKHOLDERS

         The table below sets forth, as of the April 2, 2002 record date, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each Named Executive Officer; (iii) each director of the Company; and (iv) all current directors and executive officers as a group.

                                                                                SHARES                    APPROXIMATE
                                                                             BENEFICIALLY                  PERCENTAGE
                        NAME AND ADDRESS                                       OWNED(1)                 OF OWNERSHIP(1)
                        ----------------                                     ------------               ---------------
Warburg, Pincus Investors, LP (2)(3)..........................                14,742,077                    41.25%
William H. Janeway (2)(4).....................................                14,769,577                    41.30%
Joseph P. Landy (2)(4)........................................                14,769,577                    41.30%
Robert W. Felton & Felton Family Trust (5)....................                 3,541,956                     9.96%
Weiss, Peck & Greer (6).......................................                 2,766,500                     7.81%
P.A.W. Capital Corp. (7) .....................................                 1,980,000                     5.59%
Peter A. Wright (7) ..........................................                 1,980,000                     5.59%
S Squared Technology Corp (8).................................                 1,892,000                     5.34%
Kent O. Hudson (9)............................................                   760,000                     2.10%
Richard H. Beatty (10)........................................                   487,500                     1.36%
J. Michael Highland (10)......................................                   175,000                        *
Thomas R. Madison, Jr (10)....................................                   124,000                        *
Jeffrey A. Babka (10)(11).....................................                    87,500                        *
Jeanne D. Wohlers (10)........................................                    42,500                        *
Gayle A. Crowell (10).........................................                    40,000                        *
Edward Grzedzinski............................................                    10,000                        *
Thomas S. Robertson...........................................                        --                        *
Thomas E. Timbie..............................................                        --                        *
All current directors and executive officers as a group
   (13 persons)...............................................                20,065,533                    53.31%

---------------
*        Less than 1%
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deems shares to be beneficially owned by any person who has or shares voting power or investment power with respect to such shares. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of the Company's Common Stock that will be issuable to the identified person or entity pursuant to stock options or warrants that are either immediately exercisable or exercisable within sixty days of April 2, 2002 are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) Represents shares held by Warburg, Pincus Investors, LP ("WPI"). Warburg, Pincus & Co. ("WP") is the sole General Partner of WPI. Warburg, Pincus LLC ("WP LLC") manages WPI. Lionel I. Pincus is the managing partner of WP and the managing member of WP LLC and may be deemed to control both such entities. The members of WP LLC are substantially the same as the partners of WP. William H. Janeway and Joseph P. Landy, directors of Indus International, Inc., are managing directors and members of WP LLC and general partners of WP. Messrs. Janeway and Landy may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) in an indeterminate portion of the shares beneficially owned by WPI. All shares indicated as owned by Messrs. Janeway and Landy are included because of their affiliation with the Warburg Pincus entities. Messrs. Janeway and Landy each disclaim beneficial ownership, for purposes of Section 16 of the Exchange Act or otherwise, of all such shares owned by the Warburg Pincus entities. Their address is c/o of Warburg Pincus LLC, 466 Lexington Avenue, New York, New York 10017. Includes 304,533 shares issuable upon the exercise of currently exercisable warrants held by WPI.
(3) Robert W. Felton, the Company and WPI entered into a Stock Purchase Agreement dated January 13, 1999 (the "Felton Purchase Agreement"). Under the Felton Purchase Agreement, WPI purchased 5,000,000 shares of the Company's Common Stock from Mr. Felton and WPI agreed that with respect to any proposal presented to the Company's stockholders it will exercise its voting right with respect to any shares of capital stock of the Company owned by it such that the votes of WPI and its affiliates are limited to 50% or less of the votes eligible to be cast on such proposal, except that WPI may vote its shares of capital stock in excess of such 50% vote in the same proportions as the other stockholders of the Company vote their shares of capital stock entitled to vote on such proposal.
(4) Includes 27,500 shares subject to options exercisable within 60 days of April 2, 2002 granted to each of Messrs. Janeway and Landy in their capacity as directors.
(5) Includes 140,000 shares subject to options exercisable within 60 days of April 2, 2002. The address of Mr. Felton is 6889 Devon Way, Berkeley, California 94705.
(6) Represents shares reported on Schedule 13G for the period ended December 31, 2001. The address of Weiss, Peck & Greer is One New York Plaza, New York, New York 10004.
(7) Represents shares reported on Schedule 13G for the period ended December 31, 2001 of which P.A.W. Capital Corp. and Peter A. Wright have shared voting power and investment power. The address of each of P.A.W. Capital Corp. and Peter A. Wright is 10 Glenville Street, Greenwich, Connecticut 06831-3638.
(8) Represents shares reported on Schedule 13G for the period ended December 31, 2001. The address of S Squared Technology Corp is 515 Madison Avenue, New York, New York 10022.
(9) Includes 750,000 shares subject to options exercisable within 60 days of April 2, 2002.
(10) Represents shares subject to options exercisable within 60 days of April 2, 2002.
(11)     Options were granted on April 3, 2002.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee during 2001 consisted of William
H. Janeway and Jeanne D. Wohlers, and now consists of Mr. Janeway and Edward Grzedzinski. No interlocking relationship existed during 2001 nor presently exists between any member of the Company's Compensation Committee and any member of the compensation committee of any other company.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and persons who own greater than ten percent of a registered class of the Company's equity securities ("10% Stockholders") are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of copies of the forms furnished to the Company and written representations from the executive officers, directors and 10% Stockholders, the Company believes that delinquent filings were made by the following individuals for the following transactions. Mr. Madison's initial report on Form 3 was filed late on August 22, 2001. Mr. Highland's initial report on Form 3 was filed late on April 25, 2001, and his option granted in January 2001 was reported late on a Form 5 filed on February 12, 2002. Mr. Felton had one sale from May 2001, thirteen sales from August 2001, and one gift from December 2001, all of which he reported late on a Form 5 filed on February 12, 2002. Other than the filings indicated, to the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2001, all officers, directors and 10% Stockholders complied with all Section 16(a) filing requirements.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.



                                       THE BOARD OF DIRECTORS


Atlanta, Georgia
April 26, 2002

PROXY

                           INDUS INTERNATIONAL, INC.
                           3301 WINDY RIDGE PARKWAY
                            ATLANTA, GEORGIA 30339

         The undersigned stockholder of Indus International, Inc. constitutes and appoints Kent O. Hudson and Thomas R. Madison, Jr., and each of them, each with full power of substitution, to vote the number of shares of common stock that the undersigned would be entitled to vote if personally present at the annual meeting of stockholders to be held at Indus's headquarters located at 3301 Windy Ridge Parkway, Atlanta, Georgia, on May 9, at 10:00 a.m., or at any adjournments or postponements, upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, the receipt of which is hereby acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named below becomes unable to serve or will not serve and are further authorized to vote on other matters that may properly come before the annual meeting and any adjournments or postponements. The board of directors recommends a vote FOR each of the nominees for director and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



--------------------------------------------------------------------------------
                           --FOLD AND DETACH HERE--

                                                                                                          Please mark
                                                                                                          your votes as
                                                                                                          indicated in     [X]
                                                                                                          this example

                                                   WITHHOLD                                                                 WITHHOLD
                                             FOR  AUTHORITY                                                   FOR  AGAINST AUTHORITY
1. ELECTION OF DIRECTORS. On the proposal    [ ]     [ ]      2. RATIFICATION OF INDEPENDENT AUDITORS. On     [ ]    [ ]      [ ]
   to elect the following directors to serve                     the proposal to ratify the appointment by
   on the Board of Directors until the 2003                      the Board of Directors of Ernest & Young
   annual meeting of stockholders and until                      LLP as independent auditors of Indus for
   their successors are elected and qualified:                   the year ending December 31, 2002.

     01 Richard H. Beatty  06 Joseph P. Landy                    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
     02 Gayle A. Crowell   07 Thomas R. Madison, Jr.             DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE,
     03 Edward Grzedzinski 08 Thomas S. Robertson                THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE FOR
     04 Kent O. Hudson     09 Thomas E. Timbie                   DIRECTOR, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG
     05 William H. Janeway                                       LLP AS INDEPENDENT AUDITORS, AND WITH DISCRETIONARY AUTHORITY ON
                                                                 ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING
   To withhold authority for any individual                      OR ANY ADJOURNMENTS OR POSTPONEMENTS.
   nominee(s), write the name of the nominee(s)
   in the space provided

   -------------------------------------------------------                    Please sign this proxy card exactly as your name
                                                                              appears on your stock certificate and date the proxy
                                                                              card. Where shares are held jointly, each stockholder
                                                                              should sign. When signing as executor, administrator,
                                                                              trustee or guardian, please give your full title. If a
                                                                              corporation, please sign in full corporate name by
                                                                              president or other authorized officer. If a partner-
                                                                              ship, please sign in full partnership name by
                                                                              authorized person.


                                                                              Shares Held:
                                                                                           -----------------------------------------

Signature of Stockholder                    Signature of Stockholder (if held jointly)                      Dated:            , 2002
                         ------------------                                            -------------------         -----------
                                                                                                                   Month   Day

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INDUS INTERNATIONAL, INC. AND MAY BE REVOKED BY THE STOCKHOLDER
PRIOR TO ITS EXERCISE.

------------------------------------------------------------------------------------------------------------------------------------
                                                   - FOLD AND DETACH HERE -